As filed with the Securities and Exchange Commission on July 12, 2000
                                                         Registration No. - 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


             New York                  Corning, New York         14831        16-0393470
  (State or other jurisdiction       (Address of Principal     (Zip Code)   (I.R.S. Employer
of incorporation or organization)     executive offices)                    Identification No.)


                            INTELLISENSE CORPORATION
                        1994 INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN
                            (Full Title of the plan)

                          ----------------------------

                                WILLIAM D. EGGERS
                    Senior Vice President and General Counsel
                              Corning Incorporated
                              One Riverfront Plaza
                             Corning, New York 14831
                     (Name and address of agent for service)
                                 (607) 974-9000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum       Amount of
Title of Securities        Amount being       offering price           aggregate         registration
being registered (1)       registered            per share         offering price (2)        fee
------------------------------------------------------------------------------------------------------
Common Stock
Par Value
$.50 per share             656,087 shares          $252.10             $165,399,533         $43,666
------------------------------------------------------------------------------------------------------


(1) Plus such indeterminate number of shares of Common Stock as may be required in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from certain stock dividends or a reclassification of the Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee.

          ------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the "Note" to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "COMMISSION") by the Registrant, under Commission File No. 1-3247, are incorporated herein by reference and made a part hereof:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 on Form 10-K/A filed on March 8, 2000 and by Amendment No. 2 on Form 10-K/A filed on April 7, 2000;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above, including the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000; and the Registrant's Current Reports on Form 8-K, dated January 11, 2000, January 24, 2000, January 26, 2000, February 14, 2000, February 17, 2000, February 22, 2000, March 29,
                           2000, April 20, 2000, April 24, 2000 and May 3, 2000;
                           the Registrant's Current Report on Form 8-K/A dated April 17, 2000; and

                  (c) Registration Statement on Form 8-A filed by the Registrant with the Commission under the Exchange Act on July 11, 1996.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  William D. Eggers, Esq., Senior Vice President and General Counsel of Corning, has rendered an opinion as to the legality of the shares of the Common Stock offered hereby. Mr. Eggers owns substantially less than 1% of the Common Stock.

         ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 722 and 723 of the Business Corporation Law of the State of New York (the "BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Registrant's By-Laws provides that the Registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Registrant to the fullest extent permitted by, and consistent with, the BCL.

                  Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Registrant's Restated Certificate of Incorporation contains such a provision.

         ITEM 8.           EXHIBITS.

                  Each of the following exhibits is filed herewith:

                  5.1 Opinion of William D. Eggers, Esq., Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

                  23.1     Consent of Mr. Eggers (included in Exhibit 5.1).

                  23.2     Consent of PricewaterhouseCoopers LLP.

                  24.1     Powers of attorney

         ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 12th day of July, 2000.


                                                  CORNING INCORPORATED
                                                  (Registrant)


                                            By:   /s/  WILLIAM D. EGGERS
                                                  -----------------------------
                                                  William D. Eggers
                                                  Senior Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 12, 2000 by the following persons in the capacities indicated:


NAME AND SIGNATURE                              TITLE
------------------                              -----
/s/ ROGER G. ACKERMAN                           Chairman of the Board, Principal
-----------------------------------             Executive Officer and Director
(Roger G. Ackerman)


/s/ JAMES B FLAWS                               Executive Vice President and
-----------------------------------             Principal Financial Officer
(James B. Flaws)


/s/ KATHERINE A. ASBECK                         Vice President, Controller and
-----------------------------------             Principal Accounting Officer
(Katherine A. Asbeck)


                  *                             Director
-----------------------------------
(John Seely Brown)


                  *                             Director
-----------------------------------
(John H. Foster)


                  *                             Director
-----------------------------------
(Norman E. Garrity)


                  *                             Director
-----------------------------------
(Gordon Gund)



NAME AND SIGNATURE                              TITLE
------------------                              -----
                                                Director
-----------------------------------
(John M. Hennessy)


                   *                            Director
-----------------------------------
(James R. Houghton)


                   *                            Director
-----------------------------------
(John W. Loose)


                   *                            Director
-----------------------------------
(James J. O'Connor)


                   *                            Director
-----------------------------------
(Catherine A. Rein)


                                                Director
-----------------------------------
(Deborah D. Rieman)


                   *                            Director
-----------------------------------
(H. Onno Ruding)


                   *                            Director
-----------------------------------
(William D. Smithburg)


*By: /s/ WILLIAM D. EGGERS
     ------------------------------
     (William D. Eggers)
     (Attorney-in-fact)


                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER            DESCRIPTION
      ------            -----------

         5.1 Opinion of William D. Eggers, Esq., Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

         23.1           Consent of Mr. Eggers (included in Exhibit 5.1).

         23.2           Consent of PricewaterhouseCoopers LLP.

         24.1           Powers of attorney